Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017-1216 Tel (212) 832-3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

(212) 446-9168

COHEN & STEERS REPORTS SECOND QUARTER 2008 RESULTS

NEW YORK, NY, July 23, 2008—Cohen & Steers, Inc. (NYSE: CNS) reported net income of $13.6 million, or $0.32 per share (diluted and basic), for the quarter ended June 30, 2008, compared with net income of $18.6 million, or $0.44 per diluted share and $0.45 per basic share, for the quarter ended June 30, 2007. Total revenue for the second quarter of 2008 was $55.3 million, a decrease of 20.3% from $69.3 million for the second quarter of 2007.

For the six months ended June 30, 2008, the company recorded net income of $26.6 million, or $0.63 per share (diluted and basic), compared with net income of $40.9 million, or $0.96 per diluted share and $0.98 per basic share for the 2007 period. Total revenue was $108.9 million for the six months ended June 30, 2008, a decrease of 25.4% from $146.1 million for the 2007 period. The decline in revenue and net income was primarily attributable to lower average assets under management and lower investment banking fees.

Assets Under Management

Assets under management were $27.0 billion at June 30, 2008, a decrease of 5.6% from $28.6 billion at March 31, 2008 and a decrease of 22.0% from $34.6 billion at June 30, 2007. The decrease from March 31, 2008 was due to market depreciation of $1.6 billion. The decrease from June 30, 2007 was due to market depreciation of $6.5 billion and net outflows of $1.1 billion.

At June 30, 2008, U.S. REIT common stocks comprised 44% of total assets, compared with 46% at June 30, 2007. Non-U.S. investors held approximately 21% of the assets managed by the company at June 30, 2008, compared with 19% at June 30, 2007.

“The challenging investment environment has spread to most other sectors of the market, with most of the major market averages now indicating a bear market,” said Martin Cohen, co-chairman and co-chief executive officer. “We are, however, encouraged by our asset flow trends this quarter, particularly with respect to institutional separate accounts, where we continued to diversify beyond U.S. real estate securities.”

Asset Management Segment

Total revenue for the asset management segment was $54.4 million for the three months ended June 30, 2008, a decrease of 18.0% from $66.4 million for the three months ended June 30, 2007. Pretax income was $22.7 million for the three months ended June 30, 2008, a decrease of 23.4% from $29.6 million for the three months ended June 30, 2007.

Assets under management were $27.0 billion at June 30, 2008, a decrease of 22.0% from $34.6 billion at June 30, 2007. The decrease was a result of market depreciation of $6.5 billion and net outflows of $1.1 billion.

The company recorded net outflows of $158 million from open-end mutual funds during the quarter ended June 30, 2008. Outflows of $818 million were partially offset by inflows of $660 million.

Institutional separate accounts had net inflows of $158 million during the quarter ended June 30, 2008. Inflows of $776 million, resulting primarily from Large Cap Value mandates, were partially offset by outflows of $618 million.

“Despite current conditions, we continue to expand our investment capabilities, strengthen our infrastructure and add new distribution partners,” said Robert Steers, co-chairman and co-chief executive officer.

Investment Banking Segment

Total revenue for the investment banking segment was $840,000 for the quarter ended June 30, 2008, compared with $2.9 million for the quarter ended June 30, 2007. Pretax loss was $783,000 for the three months ended June 30, 2008, compared with pretax income of $412,000 for the second quarter of 2007. Revenue from investment banking activity is dependent on the completion of transactions, the timing of which cannot be predicted.

Balance Sheet Information

As of June 30, 2008, cash, cash equivalents and marketable securities (excluding cash and marketable securities attributable to the consolidation of the company’s investment in its long-short global real estate fund) were $185 million. As of June 30, 2008, stockholders’ equity was $278 million and the company had no long-term or short-term debt.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, July 24, 2008 at 11:00 a.m. (ET) to discuss the company’s second quarter results. Investors and analysts can access the live conference call by dialing (866) 672-2663 (U.S.) and (973) 582-2772 (international); passcode: 56344159. Participants should plan to register at least 10 minutes before the conference call begins.

A replay of the call will be available for two weeks starting at approximately 2:00 p.m. (ET) on July 24, 2008 and can be accessed at (800) 642-1687 (U.S.) and (706) 645-9291 (international); passcode: 56344159. Internet access to the Web cast, which includes audio (listen-only), will be available on the company’s Web site at www.cohenandsteers.com under “Corporate Info.” The Web cast will be archived on the Web site for two weeks.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of income-oriented equity portfolios specializing in U.S. and international real estate securities, large cap value stocks, utilities and listed infrastructure securities, and preferred securities. The company also offers alternative investment strategies such as hedged real estate securities portfolios and private real estate multimanager strategies. Headquartered in New York City, with offices in London, Brussels, Hong Kong and Seattle, Cohen & Steers serves individual and institutional investors through a broad range of investment vehicles.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2007, which is accessible on the Securities and Exchange Commission’s Web site at www.sec.gov and on the company’s Web site at www.cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # # #

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Three Months Ended			% Change From
	June 30, 2008	March 31, 2008	June 30, 2007	March 31, 2008	June 30, 2007
Revenue
Investment advisory and administration fees	$47,901	$46,643	$56,186
Distribution and service fees	5,202	5,374	7,746
Portfolio consulting and other	1,307	1,570	2,425
Investment banking fees	840	51	2,930

Total revenue	55,250	53,638	69,287	3.0%	(20.3)%

Expenses
Employee compensation and benefits	17,957	17,432	20,094
Distribution and service fees	6,744	6,622	9,297
General and administrative	8,283	8,031	8,146
Depreciation and amortization	839	1,106	1,731
Amortization, deferred commissions	1,017	1,996	2,755

Total expenses	34,840	35,187	42,023	(1.0)%	(17.1)%

Operating income	20,410	18,451	27,264	10.6%	(25.1)%

Non-operating income
Interest and dividend income	1,709	1,787	2,043
(Loss) gain from marketable securities - net	(364)	56	716
Loss from sale of property and equipment - net	—	—	(2)
Foreign currency gain - net	145	355	1

Total non-operating income	1,490	2,198	2,758	(32.2)%	(46.0)%

Income before provision for income taxes	21,900	20,649	30,022	6.1%	(27.1)%
Provision for income taxes	8,319	7,649	11,400

Net income	$13,581	$13,000	$18,622	4.5%	(27.1)%

Earnings per share
Basic	$0.32	$0.31	$0.45	4.6%	(27.1)%

Diluted	$0.32	$0.31	$0.44	4.7%	(26.0)%

Weighted average shares outstanding
Basic	41,850	41,903	41,809

Diluted	42,037	42,134	42,666

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Six Months Ended		% Change From
	June 30, 2008	June 30, 2007	June 30, 2007
Revenue
Investment advisory and administration fees	$94,544	$108,342
Distribution and service fees	10,576	14,126
Portfolio consulting and other	2,877	4,910
Investment banking fees	891	18,676

Total revenue	108,888	146,054	(25.4)%

Expenses
Employee compensation and benefits	35,389	42,356
Distribution and service fees	13,366	18,564
General and administrative	16,314	15,417
Depreciation and amortization	1,945	3,402
Amortization, deferred commissions	3,013	4,825

Total expenses	70,027	84,564	(17.2)%

Operating income	38,861	61,490	(36.8)%

Non-operating income
Interest and dividend income	3,496	3,700
(Loss) gain from marketable securities - net	(308)	911
Loss from sale of property and equipment - net	—	(2)
Foreign currency gain (loss) - net	500	(75)

Total non-operating income	3,688	4,534	(18.7)%

Income before provision for income taxes	42,549	66,024	(35.6)%
Provision for income taxes	15,968	25,086

Net income	$26,581	$40,938	(35.1)%

Earnings per share
Basic	$0.63	$0.98	(35.0)%

Diluted	$0.63	$0.96	(34.1)%

Weighted average shares outstanding
Basic	41,877	41,895

Diluted	42,086	42,746

Cohen & Steers, Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ended

(in thousands)

	Three Months Ended			% Change From
	June 30, 2008	March 31, 2008	June 30, 2007	March 31, 2008	June 30, 2007
Asset Management
Total revenue	$54,410	$53,587	$66,357	1.5%	(18.0)%
Total expenses	(33,118)	(33,450)	(39,135)	(1.0)%	(15.4)%
Net non-operating income	1,391	2,009	2,388	(30.8)%	(41.8)%

Income before provision for income taxes	$22,683	$22,146	$29,610	2.4%	(23.4)%

Investment Banking
Total revenue	$840	$51	$2,930	1,547.1%	(71.3)%
Total expenses	(1,722)	(1,737)	(2,888)	(0.9)%	(40.4)%
Net non-operating income	99	189	370	(47.6)%	(73.2)%

(Loss) income before provision for income taxes	$(783)	$(1,497)	$412	(47.7)%	*

Total
Total revenue	$55,250	$53,638	$69,287	3.0%	(20.3)%
Total expenses	(34,840)	(35,187)	(42,023)	(1.0)%	(17.1)%
Net non-operating income	1,490	2,198	2,758	(32.2)%	(46.0)%

Income before provision for income taxes	$21,900	$20,649	$30,022	6.1%	(27.1)%

	Six Months Ended		% Change From
	June 30, 2008	June 30, 2007	June 30, 2007
Asset Management
Total revenue	$107,997	$127,378	(15.2)%
Total expenses	(66,568)	(74,809)	(11.0)%
Net non-operating income	3,400	3,877	(12.3)%

Income before provision for income taxes	$44,829	$56,446	(20.6)%

Investment Banking
Total revenue	$891	$18,676	(95.2)%
Total expenses	(3,459)	(9,755)	(64.5)%
Net non-operating income	288	657	(56.2)%

(Loss) income before provision for income taxes	$(2,280)	$9,578	*

Total
Total revenue	$108,888	$146,054	(25.4)%
Total expenses	(70,027)	(84,564)	(17.2)%
Net non-operating income	3,688	4,534	(18.7)%

Income before provision for income taxes	$42,549	$66,024	(35.6)%

*	Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Three Months Ended			% Change From
	June 30, 2008	March 31, 2008	June 30, 2007	March 31, 2008	June 30, 2007
Closed-End Mutual Funds
Assets under management, beginning of period	$9,724	$10,274	$11,742

Inflows	—	—	—
Market depreciation	(193)	(550)	(551)

Total decrease	(193)	(550)	(551)

Assets under management, end of period	$9,531	$9,724	$11,191	(2.0)%	(14.8)%

Open-End Mutual Funds
Assets under management, beginning of period	$8,432	$8,900	$11,480

Inflows	660	888	1,601
Outflows	(818)	(1,131)	(1,132)

Net (outflows) inflows	(158)	(243)	469
Market depreciation	(630)	(225)	(830)

Total decrease	(788)	(468)	(361)

Assets under management, end of period	$7,644	$8,432	$11,119	(9.3)%	(31.3)%

Institutional Separate Accounts
Assets under management, beginning of period	$10,414	$10,612	$10,330

Inflows	776	317	3,030
Outflows	(618)	(600)	(389)

Net inflows (outflows)	158	(283)	2,641
Market appreciation (depreciation)	(787)	85	(721)

Total (decrease) increase	(629)	(198)	1,920

Assets under management, end of period	$9,785	$10,414	$12,250	(6.0)%	(20.1)%

Total
Assets under management, beginning of period	$28,570	$29,786	$33,552

Inflows	1,436	1,205	4,631
Outflows	(1,436)	(1,731)	(1,521)

Net (outflows) inflows	—	(526)	3,110
Market depreciation	(1,610)	(690)	(2,102)

Total (decrease) increase	(1,610)	(1,216)	1,008

Assets under management, end of period	$26,960	$28,570	$34,560	(5.6)%	(22.0)%

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Six Months Ended		% Change From
	June 30, 2008	June 30, 2007	June 30, 2007
Closed-End Mutual Funds
Assets under management, beginning of period	$10,274	$11,391

Inflows	—	202
Market depreciation	(743)	(402)

Total decrease	(743)	(200)

Assets under management, end of period	$9,531	$11,191	(14.8)%

Open-End Mutual Funds
Assets under management, beginning of period	$8,900	$9,575

Inflows	1,548	3,967
Outflows	(1,949)	(1,924)

Net (outflows) inflows	(401)	2,043
Market depreciation	(855)	(499)

Total (decrease) increase	(1,256)	1,544

Assets under management, end of period	$7,644	$11,119	(31.3)%

Institutional Separate Accounts
Assets under management, beginning of period	$10,612	$8,930

Inflows	1,093	4,688
Outflows	(1,218)	(948)

Net (outflows) inflows	(125)	3,740
Market depreciation	(702)	(420)

Total (decrease) increase	(827)	3,320

Assets under management, end of period	$9,785	$12,250	(20.1)%

Total
Assets under management, beginning of period	$29,786	$29,896

Inflows	2,641	8,857
Outflows	(3,167)	(2,872)

Net (outflows) inflows	(526)	5,985
Market depreciation	(2,300)	(1,321)

Total (decrease) increase	(2,826)	4,664

Assets under management, end of period	$26,960	$34,560	(22.0)%